IMMEDIATE RELEASE

TOWNSQUARE MEDIA, INC. REPORTS THIRD QUARTER 2014 RESULTS

Greenwich, CT - November 6, 2014 - Townsquare Media, Inc. (NYSE: TSQ) (the "Company," "we," "us," or "our") announced today financial results for the third quarter ended September 30, 2014.

Third Quarter Highlights

•	Pro forma net revenue increased 7.1%

•	Pro forma Local Advertising net revenue increased 1.9%

•	Pro forma Other Media and Entertainment net revenue saw a strong increase

•	Pro forma Adjusted EBITDA excluding duplicative corporate expenses increased 2.7%

Year to Date Highlights

•	Pro forma net revenue increased 8.0%

•	Pro forma Local Advertising net revenue increased 1.5%

•	Pro forma Other Media and Entertainment net revenue saw a strong increase

"We are pleased to announce solid results in the third quarter in line with guidance. In the third quarter, pro forma net revenue grew 7.1%, with strength across both our Local Advertising and Other Media & Entertainment segments. We continue to be pleased with the performance that has been delivered by our diversified revenue strategy," commented Steven Price, Chairman and Chief Executive Officer of Townsquare Media, Inc.

Quarter Ended September 30, 2014 Compared to the Quarter Ended September 30, 2013

Net Revenue
On an actual basis, net revenue increased $27.9 million, or 41.7%, to $94.7 million, compared to $66.9 million in the same period last year. Local Advertising net revenue increased $21.4 million, or 37.1%, to $79.0 million, and Other Media and Entertainment net revenue increased $6.5 million, or 70.5%, to $15.8 million. These increases were primarily attributable to the acquisitions made during the second half of 2013, including certain assets of Peak II Holding, LLC, Cumulus Media Inc. and certain live events.

Pro forma for completed material acquisitions, net revenue increased $6.3 million, or 7.1%, to $94.7 million, compared to $88.5 million in the same period last year. Local Advertising pro forma net revenue increased $1.5 million, or 1.9%, to $79.0 million. Other Media and Entertainment pro forma net revenue increased $4.8 million, or 43.2%, to $15.8 million, primarily attributable to growth across our live events, digital marketing services and national digital assets.

Adjusted EBITDA
On an actual basis, Adjusted EBITDA increased $10.7 million, or 67.5%, to $26.7 million, compared to $15.9 million in the same period last year.

Pro forma Adjusted EBITDA excluding duplicative corporate expenses increased $0.7 million, or 2.7%, to $26.7 million, compared to $26.0 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2014, we had a total of $29.9 million of cash on hand. As of September 30, 2014, the total amount of credit available to us was $25.0 million under our credit facilities, of which none had been drawn down. As of September 30, 2014, we had $522.8 million of outstanding indebtedness and $492.9 million of outstanding indebtedness net of cash, representing 5.5x and 5.2x gross and net leverage, respectively, based on the trailing twelve month Adjusted EBITDA excluding duplicative corporate expenses of $94.3 million as of September 30, 2014.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2014 financial results on Thursday, November 6, 2014 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13593038. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through November 13, 2014. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13593038. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare Media, Inc. is an integrated and diversified media and entertainment and digital marketing services company that owns and operates market leading radio stations, digital and social properties and live events in small and mid-sized markets across the United States, delivering national scale and expertise to the communities it serves on a local level. The Company owns and operates 311 radio stations, over 325 search engine and mobile-optimized local websites and approximately 500 live events in 66 small and mid-sized U.S. markets, making Townsquare Media the third largest owner of radio stations in the United States by number of radio stations owned. The Company supplements its local offerings with the nationwide reach of our owned, operated and affiliated music and entertainment websites, which, on a combined basis, attracted approximately 82 million U.S. based unique visitors in September 2014 as well as certain large scale live events. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our final prospectus filed on July 25, 2014, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Alex Berkett
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Net revenue	$66,867	$94,747	$192,819	$280,175

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	45,735	61,608	135,843	190,828
Depreciation and amortization	3,655	4,249	11,096	12,967
Corporate expenses	5,223	6,487	13,826	17,921
Stock-based compensation	—	37,580	—	37,739
Transaction costs	273	63	351	81
Net loss (gain) on sale of assets	15	222	(37)	86
Total operating costs and expenses	54,901	110,209	161,079	259,622
Operating income (loss)	11,966	(15,462)	31,740	20,553

Other expenses:
Interest expense, net	7,445	11,708	22,329	35,910
Other expense, net	31	35	81	72
Income (loss) before income taxes	4,490	(27,205)	9,330	(15,429)
Provision for income taxes	85	6,379	255	6,561
Net income (loss)	$4,405	$(33,584)	$9,075	$(21,990)

Net loss per share:
Basic		$(2.36)		$(2.19)
Diluted		$(2.36)		$(2.19)
Weighted average shares outstanding:
Basic		14,209		10,024
Diluted		14,209		10,024

Pro forma C Corporation data
Historical income (loss) before income taxes	$4,490	$(27,205)	$9,330	$(15,429)
Pro forma income tax expense (benefit)	1,747	(10,583)	3,629	(6,002)
Pro forma net income (loss)	$2,743	$(16,622)	$5,701	$(9,427)

Pro forma net income (loss) per share:
Basic	$0.36	$(1.17)	$0.76	$(0.94)
Diluted	$0.16	$(1.17)	$0.34	$(0.94)
Weighted average shares outstanding:
Basic	7,517	14,209	7,517	10,024
Diluted	16,637	14,209	16,637	10,024

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Statement of Operations Data:
Local Advertising net revenue	$57,629	$78,997	$162,687	$222,319
Other Media and Entertainment net revenue	9,238	15,750	30,132	57,856
Net revenue	66,867	94,747	192,819	280,175
Operating Costs and Expenses:
Local Advertising direct operating expenses	36,850	47,756	107,695	140,705
Other Media and Entertainment direct operating expenses	8,885	13,852	28,148	50,123
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	45,735	61,608	135,843	190,828
Depreciation and amortization	3,655	4,249	11,096	12,967
Corporate expenses	5,223	6,487	13,826	17,921
Stock-based compensation	—	37,580	—	37,739
Transaction costs	273	63	351	81
Net loss (gain) on sale of assets	15	222	(37)	86
Total operating costs and expenses	54,901	110,209	161,079	259,622
Operating income (loss)	11,966	(15,462)	31,740	20,553
Other expense:
Interest expense, net	7,445	11,708	22,329	35,910
Other expense, net	31	35	81	72
Total other expense	7,476	11,743	22,410	35,982
Income (loss) before income taxes	4,490	(27,205)	9,330	(15,429)
Provision for income taxes	85	6,379	255	6,561
Net income (loss)	$4,405	$(33,584)	$9,075	$(21,990)

The following tables summarizes pro forma net revenue broken out by segment for the three and nine months ended September 30, 2013 and 2014, respectively (dollars in thousands):

	Three Months Ended September 30,
($ in thousands)	2013	2014	$ Change	% Change
Local Advertising net revenue	$77,495	$78,997	$1,502	1.9%
Other Media and Entertainment net revenue	10,998	15,750	4,752	43.2%
Net revenue	$88,493	$94,747	$6,254	7.1%

	Nine Months Ended September 30,
($ in thousands)	2013	2014	$ Change	% Change
Local Advertising net revenue	$218,977	$222,319	$3,342	1.5%
Other Media and Entertainment net revenue	40,530	57,856	17,326	42.7%
Net revenue	$259,507	$280,175	$20,668	8.0%

The following tables reconcile both on a GAAP and pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items for the three and nine months ended September 30, 2013 and 2014, respectively (dollars in thousands):

	Actual		Pro Forma
	Three Months Ended September 30,		Three Months Ended September 30,
	2013	2014	2013	2014
Net income (loss)	$4,405	$(33,584)	$5,684	$(16,172)
Provision for income taxes	85	6,379	3,619	(10,295)
Interest expense, net	7,445	11,708	10,879	10,970
Transaction costs	273	63	273	63
Depreciation and amortization	3,655	4,249	4,678	4,249
Corporate expenses	5,223	6,487	5,996	6,487
Stock-based compensation	—	37,580	—	37,580
Other (a)	46	257	46	257
Direct Profit	21,132	33,139	31,175	33,139
Corporate expenses	(5,223)	(6,487)	(5,996)	(6,487)
Adjusted EBITDA	15,909	26,652	25,179	26,652
Adjustments to corporate expenses to reflect removal of duplicative acquired company corporate expenses	—	—	773	—
Adjusted EBITDA excluding duplicative corporate expenses	15,909	26,652	25,952	26,652

	Actual		Pro Forma
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Net income (loss)	$9,075	$(21,990)	$13,650	$(7,455)
Provision for income taxes	255	6,561	8,690	(4,746)
Interest expense, net	22,329	35,910	32,621	32,682
Transaction costs	351	81	351	81
Depreciation and amortization	11,096	12,967	14,132	12,967
Corporate expenses	13,826	17,921	16,177	17,921
Stock-based compensation	—	37,739	—	37,739
Other (a)	44	158	246	158
Direct Profit	56,976	89,347	85,867	89,347
Corporate expenses	(13,826)	(17,921)	(16,177)	(17,921)
Adjusted EBITDA	43,150	71,426	69,690	71,426
Adjustments to corporate expenses to reflect removal of duplicative acquired company corporate expenses	—	—	2,351	—
Adjusted EBITDA excluding duplicative corporate expenses	43,150	71,426	72,041	71,426
Adjustment to corporate expense to reflect removal of non-recurring reversal of legal accrual in connection with certain litigation	(2,091)	—	(2,091)	—
Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items	$41,059	$71,426	$69,950	$71,426
(a) Other includes net loss (gain) on sale of assets, loss on early extinguishment of debt, change in fair value of contingent consideration and other expense (income), net.

The following table reconciles on a pro forma basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items, for the twelve months ended September 30, 2014, respectively (dollars in thousands):

	12 Months Ended	Less: Nine Months Ended	Plus: Nine Months Ended	Trailing 12 Months Ended
	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2014

Net income (loss)	$15,507	$13,650	$(7,455)	$(5,598)
Provision for income taxes	9,872	8,690	(4,746)	(3,564)
Interest expense, net	46,919	32,621	32,682	46,980
Transaction costs	2,001	351	81	1,731
Depreciation and amortization	18,714	14,132	12,967	17,549
Corporate expenses	23,846	16,177	17,921	25,590
Stock-based compensation	—	—	37,739	37,739
Other (a)	(819)	246	158	(907)
Direct Profit	116,040	85,867	89,347	119,520
Corporate expenses	(23,846)	(16,177)	(17,921)	(25,590)
Adjusted EBITDA	92,194	69,690	71,426	93,930
Adjustment to corporate expenses to reflect removal of duplicative acquired company corporate expenses	2,722	2,351	—	371
Adjusted EBITDA excluding duplicative corporate expenses	94,916	72,041	71,426	94,301
Adjustment to corporate expense to reflect removal of non-recurring reversal of legal accrual in connection with certain litigation	(2,091)	(2,091)	—	—
Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items	$92,825	$69,950	$71,426	$94,301

(a) Other includes net loss (gain) on sale of assets, loss on early extinguishment of debt, change in fair value of contingent consideration and other expense (income), net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other income (expense), net, net loss on derivative instruments, loss on early extinguishment of debt, interest expense, net, change in fair value of contingent consideration, transaction costs, corporate expenses, net (loss) gain on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Adjusted EBITDA excluding duplicative corporate expenses is Adjusted EBITDA as further adjusted for pro forma adjustments to corporate expenses to reflect the removal of duplicative acquired company corporate expenses. Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items is defined as Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for pro forma adjustments to corporate expense to reflect the removal of non-recurring reversal of legal accrual in connection with certain litigation. Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative corporate expenses do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items when determining discretionary bonuses.